UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

BRILLIANT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	333-237153	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Dan Ba Road, C-9, Putuo District,

 Shanghai, Peoples Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (86) 021-80125497

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Ordinary Share, one Right and one Redeemable Warrant	BRLIU	The Nasdaq Capital Market

Ordinary Shares, no par value per share	BRLI	The Nasdaq Capital Market

Rights, each right entitling the holder to 1/10 of one Ordinary Share	BRLIR	The Nasdaq Capital Market

Warrants, each warrant exercisable for one Ordinary Share for $11.50 per share	BRLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In light of recent comment letters issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of Brilliant Acquisition Corporation (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of the redeemable ordinary shares (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) on June 26, 2020. Historically, a portion of the Public Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

As a result of the foregoing, on November 15, 2021, the Company’s management and the Audit Committee of the Board of Directors (the “Audit Committee”), concluded that certain previously issued financial statements included in the Company’s: (A) audited balance sheet as of June 26, 2020 included in the Company’s Current Report on Form 8-K filed on July 2, 2020 (the “Form 8-K”); and (B) unaudited condensed financial statements as of and for the three months ended June 30, 2020 and September 30, 2020 included in the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020 and November 16, 2020 (the “Q2 2020 and Q3 2020”) (collectively, the “Affected Periods”), were materially misstated as a result of the classification of all of the Company’s Public Shares as temporary equity and should no longer be relied upon. As such, the Company has restated its financial statements for the Affected Periods and included a footnote in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on October 13, 2021, reflecting the restatement for the Affected Periods..

In connection with the correction of the above error, management has re-evaluated the effectiveness of the Company’s disclosure controls and procedures and, as applicable, internal control over financial reporting as of December 31, 2020, March 31, 2021 and June 30, 2021.

The Company’s management concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures were not effective as of December 31, 2020, due to the material weakness related to the accounting for complex financial instruments including warrants and redeemable shares issued in connection with the IPO. In response to the material weakness, management plans to enhance the design of its control activities related to the evaluation of the impact of the terms and conditions on the accounting and reporting for the classification of redeemable ordinary shares.

The Company does not expect any of the above changes will have any impact on the amounts previously reported for its cash and cash equivalents or total assets.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with its auditor Marcum Bernstein & Pinchuk LLP.

This Current Report on Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected timing of filings, materiality or significance, the quantitative effects of the restated financial statements, and any anticipated conclusions of the Company, the Audit Committee or management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements. These factors include the risk that additional information may arise prior to the expected filings with the SEC with the restated financial statements, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIANT ACQUISITION CORPORATION

	By:	/s/ Dr. Peng Jiang
		Name:	Dr. Peng Jiang
		Title:	Chief Executive Officer

Dated: November 18, 2021